Ameriana News Release

Ameriana Bancorp
2118 Bundy Avenue
P.O. Box H
New Castle, Indiana  47362-1048   Contact: Harry J. Bailey
765-529-2230/1-800-487-2118                President and Chief Executive Officer
                                           (765) 529-2230

                 AMERIANA BANCORP REPORTS FOURTH QUARTER RESULTS


NEW CASTLE, Ind. (February 6, 2004) - Ameriana Bancorp (NASDAQ/NM: ASBI) today reported results for the fourth quarter and year ended December 31, 2003.

     Net income for the fourth quarter of 2003 was $615,000 or $0.19 per diluted share compared with a net loss of $2,411,000 or $0.77 per diluted share in the year-earlier period. Ameriana's net loss in the fourth quarter of 2002 resulted primarily from additional loan loss reserves totaling $5,600,000, or $3,400,000 after tax or $1.08 per diluted share, on two separate pools of leases.

     For the year ended December 31, 2003, the Company reported net income of $2,418,000 or $0.77 per diluted share compared with a net loss of $3,075,000 or $0.98 per diluted share in 2002. The Company's net income for the full year 2003 included charges totaling $5,890,000, or $3,534,000 after tax or $1.12 per diluted share, taken in the second and third quarters primarily to write off the aforementioned pools of leases. These charges were offset to some extent by a gain of $5,511,000, or $2,930,000 after tax or $0.93 per diluted share, on the third quarter sale of two branches in Ohio. The Company's net loss for 2002 reflected both the additional reserves set aside in the fourth quarter of 2002 as well as a charge of $3,212,000, or $1,900,000 after tax or $0.61 per diluted share, associated with the restructuring of the Company's investment portfolio in the first quarter of 2002.

     Net interest income for the fourth quarter of 2003 was $3,063,000 versus $3,306,000 in the year-earlier period. The provision for loan losses was $100,000 in the fourth quarter of 2003 versus $5,750,000 in the same quarter last year. Net interest income for 2003 was $13,030,000 versus $12,432,000 in 2002. The provision for loan losses in 2003 was $6,440,000 compared with $7,300,000 in the prior year.


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ASBI Reports Year-end Results
Page 2
February 6, 2004


     Commenting on the results, Harry J. Bailey, President and Chief Executive Officer, said, "During 2003, we confronted a number of challenges common to most financial institutions, including a significant decline in the pace of home refinancings late in the year and a continuing, although gradual, decline in margins. Like many other businesses, we also faced cost pressures related to health care and pension benefits, with the latter affected by the almost four-year decline in the value of the equity investments of our plan. Through much of the year, we also incurred higher legal and professional expenses associated with our litigation to recover our investment in two equipment lease pools that were covered by surety agreements; this litigation is continuing. In the context of these issues and circumstances, Ameriana's rebound in earnings during the last year is gratifying, and we are encouraged by the continuing expansion of our franchise in Indiana, with the construction and recent opening of a new branch in McCordsville.

     "We already have begun new initiatives to help control increases in expenses, grow fee income and enhance the efficiency of our operations," Bailey continued, "and we are hopeful that these measures will begin to produce tangible results by the second half of the year. Until that time, however, Ameriana's quarterly earnings will remain under pressure due to the decline in home refinancing activity from the red-hot market conditions we witnessed in the first three quarters of 2003, which in turn will affect our fee income, and the outlook for a further, although slight, decline in interest margins because of the low interest rate environment."

     Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Life Insurance Company and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.


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ASBI Reports Year-end Results
Page 3
February 6, 2004


     This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "view" and "believe," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, the eventual outcome of litigation to enforce certain surety agreements, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.


                                AMERIANA BANCORP
                         UNAUDITED FINANCIAL HIGHLIGHTS
                    (In thousands, except per share amounts)

                                                            Three Months Ended                  Year Ended
                                                                December 31                     December 31
                                                         -------------------------      ---------------------------
                                                           2003           2002              2003           2002
                                                         ---------     -----------      -----------     -----------

Interest income                                        $     4,860     $     6,637      $    23,096     $    29,973
Interest expense                                             1,797           3,331           10,066          17,541
                                                       -----------     -----------      -----------     -----------
Net interest income                                          3,063           3,306           13,030          12,432
Provision for loan losses                                      100           5,750            6,440           7,300
                                                       -----------     -----------      -----------     -----------
Net interest income after provision for loan losses          2,963          (2,444)           6,590           5,132
Gain (loss) on sale of investments                              --              --               41          (2,025)
Other income                                                 1,170           1,604           10,499           4,763
Other expense                                                3,405           3,096           13,602          13,464
                                                       -----------     -----------      -----------     -----------
Income (loss) before income taxes                              728          (3,936)           3,528          (5,594)
Income taxes (benefit)                                         113          (1,525)           1,110          (2,519)
                                                       -----------     -----------      -----------     -----------
Net income (loss)                                      $       615     $    (2,411)     $     2,418     $    (3,075)
                                                       ===========     ===========      ===========     ===========
Earnings (loss) per share:
   Basic                                               $      0.20     $     (0.77)     $      0.77     $     (0.98)
                                                       ===========     ===========      ===========     ===========
   Diluted                                             $      0.19     $     (0.77)     $      0.77     $     (0.98)
                                                       ===========     ===========      ===========     ===========
Weighted average shares:
   Basic                                                     3,148           3,147            3,148           3,147
                                                       ===========     ===========      ===========     ===========
   Diluted                                                   3,159           3,147            3,152           3,147
                                                       ===========     ===========      ===========     ===========

Dividends declared per share                           $      0.16     $      0.16      $      0.64     $      0.64
                                                       ===========     ===========      ===========     ===========

                                                      Dec. 31        Dec. 31
                                                        2003           2002
                                                   -----------     -----------
Total assets                                       $   402,453     $   456,807
Cash and cash equivalents                               14,549          45,696
Investment securities                                  137,788          58,155
Loans, net                                             204,141         304,586
Deposits                                               345,744         402,187
Borrowed funds                                          10,230           6,432
Shareholders' equity                                    38,874          39,040
Non-performing loans                                     8,383          18,442
Book value per share                                     12.35           12.40






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